Exhibit 10.4

SEZZLE INC.

2019 EQUITY INCENTIVE

PLAN

ARTICLE I

GENERAL

I.1 Purpose and Termination of Old Plan

This Sezzle Inc. 2019 Equity Incentive Plan (as amended from time to time, the “Plan”) is designed to help the Company (as hereinafter defined): (a) attract and retain the best available personnel for positions of substantial responsibility; (b) to provide additional incentive to key employees (including prospective employees) and consultants; (c) align the interests of such persons with the Company’s stockholders; and (d) promote the success of the Company’s business. The Plan is subject to subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth).

The Plan shall supersede all prior Company equity incentive plans provided that the terms of any prior equity incentive plan shall apply to awards granted under such plan prior to the effective date of this Plan.

I.2 Definitions of Certain Terms

For purposes of this Plan, the following terms have the meanings set forth below:

I.2.1 “ASX” means ASX Limited ACN 008 624 691 or the Australian Securities Exchange, as the context required.

I.2.2 “ASX Listing Rules” means the official listing rules of the ASX as they apply to the Company from time to time.

I.2.3 “ASX Settlement” means ASX Settlement Pty Limited (ABN 49 008 504 532).

I.2.4 “ASX Settlement Operating Rules” means the settlement operating rules of ASX Settlement.

I.2.5 “Award” means an award made pursuant to the Plan.

I.2.6 “Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee), executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.

I.2.7 “Board” means the Board of Directors of the Company.

I.2.8 “Business Combination” has the meaning provided in the definition of Change in Control.

I.2.9 “Cause” means (a) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Cause”, “Cause” as defined in that agreement or (b) with respect to any other Grantee, the occurrence of any of the following: (i) such Grantee’s conviction of, or plea of nolo contendere, to any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or under the laws of any other jurisdiction, (ii) such Grantee’s attempted commission of, or participation in, a fraud or theft against the Group or any client of the Group, (iii) such Grantee’s willful engagement in conduct that is demonstrably and materially injurious to the Group, monetarily or otherwise, (iv) such Grantee’s neglect or repeated failure to substantially perform his or her duties and responsibilities to the Group (other than failure resulting from incapacity due to mental or physical illness or injury or from any permitted leave required by law) and Grantee’s failure to cure such performance within 30 days after receiving written notice thereof, (v) such Grantee’s material violation of any contract or agreement between the Grantee and the Group and the Grantee’s failure to cure such breach within 30 days after receiving written notice thereof, (vi) any material failure by the Grantee to comply with any written Group policy or any provision of the Group’s code of business conduct and ethics (including any successor thereto) or any other Group-established code of conduct to which such Grantee is subject, (vii) Grantee’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer of the Company, or any Subsidiary as applicable, and Grantee’s failure to cure such condition within 30 days after receiving written notice thereof, (viii) Grantee’s unauthorized use or disclosure of any proprietary information or trade secrets of the Group or any other party to whom the Group owes an obligation of nondisclosure as a result of his or her relationship with the Group or (ix) such Grantee’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by his or her job description or such Grantee’s loss of any governmental or self-regulatory license that is reasonably necessary for such Grantee to perform his or her duties or responsibilities, in each case as an Employee or a Consultant, as applicable, of the Group.

I.2.10 “CDI” is a CHESS depositary interest, being a security interest as defined in the ASX Settlement Operating Rules, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.

I.2.11 “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.

I.2.12 “Change in Control” means, except in connection with any initial public offering of the Common Stock, CDIs or other security interest of the Company, the occurrence of any of the following events:

(a) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of the ownership or acquisition of Company Voting Securities: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (b) of this definition);

(b) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares or other securities into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least 50% of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were individuals who constitute the Board as s at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (c) shall be deemed to be a “Non-Qualifying Transaction”);

(c) the consummation of a sale of all or substantially all of the Company’s assets; or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company, such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

I.2.13 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

I.2.14 “Committee” has the meaning set forth in Section 1.3.1.

I.2.15 “Common Stock” means the common stock of the Company, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.

I.2.16 “Company” means Sezzle Inc.

I.2.17 “Consent” has the meaning set forth in Section 3.3.2.

I.2.18 “Consultant” means any individual (other than a non-employee Director), corporation, partnership, limited liability company or other entity that provides bona fide consulting or advisory services to the Group.

I.2.19 “Company Voting Securities” has the meaning provided in the definition of Change in Control.

I.2.20 “Covered Person” has the meaning set forth in Section 1.3.4.

I.2.21 “Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Grantee that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

I.2.22 “Director” means a member of the Board.

I.2.23 “Disability” means the Grantee (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

I.2.24 “Effective Date” has the meaning set forth in Section 3.26.

I.2.25 “Employee” means a regular, active employee and/or a prospective employee of the Group, but not including a non-employee Director.

I.2.26 “Employment” means a Grantee’s performance of services for the Group, as determined by the Committee. The terms “employ” and “employed” will have their correlative meanings. The Committee in its sole discretion may determine (a) whether and when a Grantee’s leave of absence results in a termination of Employment, (b) whether and when a change in a Grantee’s association with the Group results in a termination of Employment and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s Employment being terminated will include both voluntary and involuntary terminations.

I.2.27 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

I.2.28 “Fair Market Value” with respect to both Shares and CDIs means, as of any date, the per share fair market value of the Common Stock, as determined by the Committee in good faith on such basis as it deems appropriate and applied consistently with respect to persons eligible for Awards. If the Company is admitted to the official list of ASX, whenever possible, the determination of Fair Market Value shall be based upon the closing price of a CDI for the applicable date as converted into US Dollars by reference to the exchange rate published by the Reserve Bank of Australia as of the same date. Otherwise, the determination of Fair Market Value shall be made in accordance with a valuation methodology approved by the Committee unless otherwise specified herein. For purposes of the grant of any Award, unless otherwise provided in an Award Agreement, the applicable date will be the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

I.2.29 “Financial Misstatement Circumstance” means a material misstatement or omission in the financial statements of the Company or any other circumstances or events which, in the opinion of the Board, may, or are likely to, affect the Company’s financial soundness or require re-statement of the Company’s financial accounts, including, without limitation, as a result of misrepresentations, errors, omissions, or negligence.

I.2.30 “Grantee” means an Employee, Director or Consultant who receives an Award.

I.2.31 “Group” means the Company and any Subsidiary.

I.2.32 “Incentive Stock Option” means a stock option to purchase Shares that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.

I.2.33 “Non-Qualifying Transaction” has the meaning provided in the definition of Change in Control.

I.2.34 “Other Stock-Based or Cash-Based Awards” has the meaning set forth in Section 2.12.

I.2.35 “Performance-Based Awards” means certain Awards granted pursuant to Section 2.12.

I.2.36 “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards.

I.2.37 “Plan Action” will have the meaning set forth in Section 3.3.1.

I.2.38 “Retirement” means, unless otherwise defined in an Award Agreement, a voluntary termination of employment initiated by a Grantee (while such Grantee is in good standing with the Group) (i) on or after age 60 with five years of service or (ii) on or after age 55 with 10 years of service.

I.2.39 “Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.

I.2.40 “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

I.2.41 “Shares” means shares of Common Stock.

I.2.42 “Subsidiary” means any corporation, partnership, limited liability company or other legal entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of the then-outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or managing partners or in which the Company has the right to receive 50% or more of the distribution of profits or 50% of the assets on liquidation or dissolution.

I.2.43 “Surviving Entity” has the meaning provided in the definition of Change in Control.

I.2.44 “Ten Percent Stockholder” means a person owning securities possessing morethan 10% of the total combined voting power of all classes of securities of the Company and of any Subsidiary or parent corporation of the Company.

I.2.45 “Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended.

For the avoidance of doubt, any references to “stock” or “shares” in this Plan may be read as a reference to CDIs or Shares as the context reasonably requires, unless the contrary intention is expressly stated in the Plan.

I.3 Administration

I.3.1 The Remuneration and Nomination Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:

(a) exercise all of the powers granted to it under the Plan;

(b) construe, interpret and implement the Plan and all Award Agreements;

(c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;

(d) make all determinations necessary or advisable in administering the Plan;

(e) correct any defect, supply any omission and reconcile any inconsistency in the Plan;

(f) amend the Plan to reflect changes in applicable law;

(g) grant, or recommend to the Board for approval to grant, Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of Employment on such Awards and conditioning the vesting of, or lapsing of any applicable vesting restrictions or other vesting conditions on, Awards upon the attainment of Performance Goals and/or upon continued service;

(h) amend any outstanding Award Agreement in any respect, including, without limitation, to;

(1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any CDIs or Shares acquired pursuant to such Award will be restricted CDIs or Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award);

(2) accelerate the time or times at which CDIs or Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any CDIs or Shares delivered pursuant to such Award will be restricted CDIs or Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award);

(3) waive or amend any goals, restrictions, vesting provisions or conditions set forth in such Award Agreement, or impose new goals, restrictions, vesting provisions and conditions; or

(4) reflect a change in the Grantee’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities); and

(i) determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 3.14;

(1) Awards may be;

(A) settled in cash, CDIs, Shares, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement);

(B) exercised; or

(C) canceled, forfeited or suspended;

(2) Awards may be settled by the Company, any of its Subsidiaries or affiliates or any of their designees; and

(3) the exercise price for any stock option (other than an Incentive Stock Option, unless the Committee determines that such a stock option will no longer constitute an Incentive Stock Option) or stock appreciation right may be reset to the current Fair Market Value of the underlying Share or CDI on the date of reset.

I.3.2 Actions of the Committee may be taken in accordance with the terms of the Company’s Remuneration and Nomination Committee Charter or any other charter governing the Committee from time to time, as applicable. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive. The Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within the Group, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.

I.3.3 Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

I.3.4 No member of the Committee or any person to whom the Committee delegates its powers, responsibilities, or duties in writing, including by resolution (each such person, a “Covered Person”), will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by the Company against and from:

(a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith; and

(b) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice.

The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or By-laws, as amended from time to time, pursuant to any individual indemnification agreements between such Covered Person and the Company, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

I.4 Persons Eligible for Awards

Awards under the Plan may be made to Employees, Directors and Consultants.

I.5 Types of Awards Under Plan

Awards may be made under the Plan in the form of cash-based and/or stock-based Awards. Stock-based Awards may be in the form of any of the following, in each case in respect of CDIs or Shares as determined from time to time:

(a) stock options;

(b) stock appreciation rights;

(c) restricted shares or CDIs;

(d) restricted stock units;

(e) dividend equivalent rights; and

(f) Performance-based awards or other equity-based or equity-related Awards (as further described in Section 2.12) including performance stock units, that the Committee determines to be consistent with the purposes of the Plan and the interests of the Group. For the avoidance of doubt, stock options, stock appreciation rights, restricted shares, and restricted stock units may constitute performance-based awards.

For the further avoidance of doubt, the Committee may determine that an Award will be satisfied by cash, Shares or CDIs, with such decision to be determined by the Committee at any time after the Award date (including on vesting and, if applicable, exercise of the relevant Award).

I.6 Adjustments

I.6.1 Adjustment of Outstanding Awards. The Committee will adjust the terms of any outstanding Awards (including, without limitation, the number of CDIs or Shares covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued CDIs or Shares (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of CDIs or Shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure, CDIs or Shares, including any extraordinary dividend or extraordinary distribution; provided that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A of the Code, or to the extent that such adjustment would be contrary to the ASX Listing Rules if the Company is listed on the ASX. Where applicable, the Committee will make the adjustments referred to in this Section 1.6.1 in the manner allowed or required by the ASX Listing Rules, if the Company is listed on the ASX.

I.6.2 Compliance with ASX Listing Rules. Notwithstanding any other provision in this Plan, if the Company is listed on the ASX, the rights of a Grantee holding Options and the terms of any such Options held by the Grantee (and, to the extent required by the ASX Listing Rules, the rights of a recipient of Restricted Stock Units and the terms of any such Restricted Stock Units) must be amended by the Company in compliance with the ASX Listing Rules applying to a reorganization of capital at the time of the reorganization, and each Grantee and recipient consents to any such change. The per Share or CDI exercise price for the Shares or CDIs to be issued pursuant to the exercise of an Option and/or the number of Shares or CDIs over which an Option can be exercised may be changed in accordance with rules 6.22.2, 6.22.2A and 6.22.3 of the ASX Listing Rules.

ARTICLE II

AWARDS UNDER THE

PLAN

II.1 Agreements Evidencing Awards

Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein and subject to the ASX Listing Rules, the Committee may grant Awards in tandem with or, subject to Section 3.14, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

II.2 No Rights as a Stockholder

No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of the Company or holder of CDIs with respect to CDIs or Shares subject to an Award until the delivery of such CDIs or Shares. Except as otherwise provided in Section 1.6, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, CDIs, Shares, other securities or other property) for which the record date is before the date the Grantee is registered as the holder of CDIs or Shares, as applicable, as determined by the Committee or the Certificates for the Shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such CDIs or Shares.

II.3 Shares and CDIs Available.

The aggregate number of Shares and CDIs available for issuance under this Plan may not exceed 26,000,000 (twenty six million) Shares and CDIs, of which not more than 26,000,000 (twenty million) Shares in the aggregate may be issued under the Plan as Incentive Stock Options. All Share and CDI numbers in this Section 2.3 are subject to adjustment as provided in Section 1.6.

While an Award is outstanding, it shall be counted against the authorized pool of Shares and CDIs, regardless of its vested status.

II.4 Lapsed Awards.

If an Award is cancelled, terminates, expires, is surrendered or lapses for any reason, any Shares and CDIs subject to such Award again shall be available to be the subject of an Award.

II.5 Share Limits.

Notwithstanding anything in this Section 2 or elsewhere in this Plan to the contrary, and subject to adjustments as provided in Section 1.6 of this Plan, the limits specified below shall apply to any grants of the following types of Awards:

(a) The aggregate dollar value of Awards granted to any non-Employee Director in any calendar year shall not exceed 250,000 Dollars ($250,000). The value of the Awards shall be determined based on the Fair Market Value of each Award on the Date of Grant.

II.6 Options

II.6.1 Grant. Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine. A stock option granted under the Plan represents a right to purchase a CDI or a Share, as applicable, at a specified price for a specified period of time provided, however, that Incentive Stock Options shall only be issued with respect to Shares (not CDIs).

II.6.2 Incentive Stock Options. At the time of grant, the Committee will determine:

(a) whether all or any part of a stock option granted to an eligible Employee will be an Incentive Stock Option; and

(b) the number of Shares subject to such Incentive Stock Option; provided, however, that;

(1) the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any calendar year (under all such plans of the Company and of any Subsidiary or parent corporation or Company affiliate) will not exceed $200,000; and

(2) no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.

The form of any stock option which is entirely, or in part, an Incentive Stock Option will clearly indicate that such stock option is an Incentive Stock Option or, if applicable, the number of Shares subject to the Incentive Stock Option.

II.6.3 Exercise Price. The exercise price per CDI or Share with respect to each stock option will be determined by the Committee but, except as otherwise permitted by Section 1.6, may never be less than the Fair Market Value of such CDI or Share on the Date of Grant (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value of such Share on the Date of Grant).

II.6.4 Term of Stock Option. In no event will any stock option be exercisable after the expiration of 10 years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 5 years) from the date on which the stock option is granted. Unless the applicable Award Agreement provides otherwise, each Incentive Stock Option shall terminate upon the first to occur of the following:

(a) The date for termination of the option set forth in the Award Agreement;

(b) The expiration of three (3) months from the date of the Grantee’s termination of Employment for a reason other than death or Disability;

(c) The expiration of twelve (12) months from the date of the Grantee’s termination of Employment by reason of Disability; or

(d) The expiration of twelve (12) months from the date of the Grantee’s death, if such death occurs while the Grantee is in Employment.

II.6.5 Vesting and Exercise of Stock Option and Payment for CDIs and Shares. A stock option may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any CDIs or Shares not acquired pursuant to the exercise of a stock option on or following the applicable vesting date because the Grantee chose to exercise less than the total number of vested options at the time of exercise may be acquired thereafter at any time before the final expiration of the stock option.

To exercise a stock option, the Grantee must give written notice to the Company specifying the number of stock options to be exercised and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, which may include:

(a) personal check;

(b) CDIs or Shares, based on the Fair Market Value as of the exercise date, of the same class of securities as those to be granted by exercise of the stock option;

(c) any other form of consideration approved by the Company and permitted by applicable law; and

(d) any combination of the foregoing.

The Committee may also make arrangements for the cashless exercise of a stock option. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share or other applicable security certificates and issuing stop-transfer notices to agents and registrars. If a Grantee so requests, CDIs or Shares acquired pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship.

II.6.6 Disqualifying Dispositions. If Shares acquired upon exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such Shares to the Grantee upon exercise, the Grantee shall, promptly following such disposition, notify the Committee in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

II.6.7 Underlying Shares. In no circumstances can an Option be exercisable over a percentage of the Company’s capital.

II.6.8 Amendment or Cancellation of Option.

(a) Under no circumstances may the terms of any outstanding Option be amended or modified so as to have any of the following effects: (1) reducing the per Share or CDI exercise price of an Option, (2) increasing the period for exercise of an Option, or (3) increasing the number of Shares or CDIs received on exercise of an Option unless permitted by a waiver of the ASX Listing Rules. Further, any other amendment or modification to the terms of any Option (i.e., any amendment or modification that is not prohibited pursuant to the first sentence of this Section 2.6.8) can only be made with stockholder approval, on the provision of a waiver of the ASX Listing Rules or otherwise as permitted by the ASX or the ASX Listing Rules.

(b) Under no circumstances may an Option be cancelled unless (1) stockholder approval has been obtained for the cancellation of the Option, or (2) no consideration is provided to the Grantee in connection with the cancellation of the Option.

II.7 Stock Appreciation Rights

II.7.1 Grant. Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine. A stock appreciation right granted under the Plan represents a right to receive, upon exercise, a payment equal to the excess of the Fair Market Value of a CDI or a Share, as applicable, on the date of exercise of a stock appreciation right over the exercise price of such stock appreciation right.

II.7.2 Exercise Price. The exercise price per CDI or Share with respect to each stock appreciation right will be determined by the Committee but, except as otherwise permitted by Section 1.6, may never be less than the Fair Market Value of the CDI or Share on the Date of Grant.

II.7.3 Term of Stock Appreciation Right. In no event will any stock appreciation right be exercisable after the expiration of 10 years from the date on which the stock appreciation right is granted.

II.7.4 Vesting and Exercise of Stock Appreciation Right and Delivery of CDIs and Shares. Each stock appreciation right may vest and be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on or following the applicable vesting date because the Grantee chose to exercise less than the total number of vested stock appreciation rights at the time of exercise may be exercised thereafter at any time before the final expiration of the stock appreciation right.

To exercise a stock appreciation right, the Grantee must give written notice to the Company specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, CDIs, Shares, cash or other securities or property, or a combination thereof, as specified by the Committee, equal in value to:

(a) the excess of:

(1) the Fair Market Value of the CDIs or Shares on the date of exercise over;

(2) the exercise price of such stock appreciation right multiplied by,

(b) the number of stock appreciation rights exercised will be delivered to the Grantee.

Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. If a Grantee so requests, CDIs or Shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.

II.7.5 Repricing. Except as otherwise permitted by Section 1.6 and subject to the ASX Listing Rules, reducing the exercise price of stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the Company’s stockholders.

II.8 Restricted Shares and CDIs

II.8.1 Grants. The Committee may grant or offer for sale restricted shares or restricted CDIs, subject to applicable law and ASX Listing Rules in such amounts and subject to such terms and conditions as the Committee may determine. Upon the delivery of such restricted shares or restricted CDIs, as applicable, the Grantee will have, in the case of restricted shares, the rights of a stockholder with respect to the restricted shares, and, in the case of restricted CDIs, the rights of a holder of CDIs with respect to the restricted CDIs, in each case subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. Each Grantee of an Award of restricted shares will be issued a Certificate in respect of such shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such shares. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, but will be held by the Company or its designated agent until the time the restrictions lapse. Each Grantee of an Award of restricted CDIs will be noted in a book entry system and will be subject to a holding lock until the time the restriction lapses.

II.8.2 Right to Vote and Receive Dividends on Restricted Shares. Subject to the restrictions set forth in the Award Agreement, Grantee of an Award of restricted shares or restricted CDIs will, during the period of restriction, shall have the rights and privileges of a shareholder as to such restricted shares or restricted CDIs, including the right to vote such restricted shares or restricted CDIs and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the restricted shares and restricted CDIs shall be withheld by the Company for the Grantee’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of restricted shares or restricted CDIs (and earnings thereon, if applicable) shall be distributed to the Grantee in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share or CDI and, if such share or CDI is forfeited, the Grantee shall have no right to such dividends.

II.9 Restricted Stock Units

The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A restricted stock unit granted under the Plan represents the right to receive CDIs, Shares, cash or other securities or property in the future, at such times, and subject to such conditions, as the Committee shall determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of the Company, until delivery of CDIs, Shares, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive CDIs, Shares, cash or other securities or property or a combination thereof, as specified by the Committee.

II.10 Dividend Equivalent Rights

The Committee may include in the Award Agreement, with respect to any Award, a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on CDIs or Shares covered by such Award if such CDIs or Shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, CDIs, Shares or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A of the Code), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.

II.11 Performance-Based Awards and Other Stock-Based or Cash-Based Awards

The Committee may grant other types of equity-based, equity-related or cash-based Awards (including the grant or offer for sale of unrestricted CDIs, Shares, performance share awards, performance units settled in cash (“Other Stock-Based or Cash-Based Awards”)) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to the achievement of Performance Goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of CDIs or Shares to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of a specific jurisdiction. For the avoidance of doubt, stock options, stock appreciation rights, restricted shares, and restricted stock units may constitute performance-based awards.

ARTICLE III

MISCELLANEOUS

III.1 Amendment of the Plan

III.1.1 Unless otherwise provided in the Plan or in an Award Agreement, subject to the ASX Listing Rules, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Sections 1.3, 1.6 and 3.6, no such amendment shall materially adversely impair the rights of the Grantee of any Award without the Grantee’s consent. Subject to Sections 1.3, 1.6 and 3.6, an Award Agreement may not be amended to materially adversely impair the rights of a Grantee without the Grantee’s consent.

III.1.2 Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of the stockholders of the Company.

III.2 Tax Withholding

Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any CDIs or Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award:

(a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including CDIs or Shares otherwise deliverable);

(b) the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise); or

(c) the Company may enter into any other suitable arrangements to withhold, in each case in an amount not to exceed in the opinion of the Company the maximum amounts of such taxes required by law to be withheld.

III.3 Required Consents and Legends

III.3.1 If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of CDIs or Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action a “Plan Action”), then, subject to Section 3.14, such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing Shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

III.3.2 The term “Consent” as used in this Article III with respect to any Plan Action includes:

(a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States;

(b) any and all written agreements and representations by the Grantee with respect to the disposition of CDIs, Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made;

(c) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency;

(d) any and all consents by the Grantee to;

(1) the Group’s supplying to any third-party record-keeper of the Plan such personal information as the Committee deems advisable to administer the Plan;

(2) the Group’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award; and

(3) the Group’s imposing sales and transfer procedures and restrictions and hedging restrictions on CDIs or Shares delivered under the Plan; and

(e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the shares of Common Stock or other security interests of the Company on any securities exchange.

III.4 Right of Offset

The Company will have the right to offset against its obligation to deliver CDIs or Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Group pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

III.5 Non-assignability; No Hedging

No Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative, unless the Committee otherwise determines in its sole discretion. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

III.6 Change in Control

In the event of a Change in Control, unless otherwise set forth in an applicable Award Agreement, a Grantee’s Award shall be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where in the case of stock options and stock appreciation rights, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such awards; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (iii) modify the terms of such awards to add events, conditions or circumstances (including termination of Employment within a specified period after a Change in Control, subject to ASX Listing Rules) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Committee) after closing; (v) accelerate the vesting of Awards in full or on a pro-rata basis as determined by the Committee; or (vi) provide that for a period of at least 20 days prior to the Change in Control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all CDIs and Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control where all stock options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 3.6 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

III.7 No Continued Employment or Engagement; Right of Discharge Reserved

Neither the adoption of the Plan nor the grant of any Award (or any provision in the Plan or Award Agreement) will confer upon any Grantee any right to continued Employment, or other engagement, with the Group, nor will it interfere in any way with the right of the Group to terminate, or alter the terms and conditions of, such Employment or other engagement at any time.

III.8 Nature of Payments

III.8.1 Any and all grants of Awards and deliveries of CDIs, Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Group by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole CDIs or Shares will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional CDIs or Shares. Fractional CDIs or Shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

III.8.2 All such grants and deliveries of CDIs, Shares, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Group or under any agreement with the Grantee, unless the Group specifically provides otherwise.

III.9 Non-Uniform Determinations

III.9.1 The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.

III.9.2 To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed in a particular jurisdiction or both and grant Awards (or amend existing Awards) in accordance with those rules.

III.10 Other Payments or Awards

Nothing contained in the Plan will be deemed in any way to limit or restrict the Group from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

III.11 Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

III.12 Termination of Plan

Subject to the ASX Listing Rules, the Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate on the day before the tenth anniversary of the Effective Date, and provided, further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

III.13 Clawback/Recapture

Where, in the opinion of the Board:

(a) a Grantee;

(1) has acted fraudulently or dishonestly;

(2) has engaged in gross misconduct;

(3) has engaged in an act which has brought the Group into disrepute;

(4) has breached his or her duties or obligations to the Group; or

(5) is convicted of an offence or has a judgment entered against them in connection with the affairs of the Group; or

(b) there is Financial Misstatement Circumstance;

(c) a Grantee’s Employment is terminated for Cause;

(d) a Grantee’s Awards vest or may vest as a result of the fraud, dishonesty or breach of duties or obligations of any other person and, in the opinion of the Board, the Awards would not have otherwise vested; or

(e) the Group is required by or entitled under law or Group policy to reclaim remuneration from a Grantee,

The Board may determine that:

(f) any of the following held by or on behalf of the Grantee:

(1) unvested Awards;

(2) vested but unexercised Awards;

(3) restricted stock units, restricted shares and/or CDIs or Shares allocated under the Plan,

will lapse or be deemed to be forfeited (as the case may be); and/or

(g) a Grantee must pay or repay (as the case may be) to the Group as a debt:

(1) all or part of the net proceeds of sale where CDIs or Shares allocated under the Plan have been sold;

(2) any cash payment received on vesting of Awards or in lieu of an allocation of CDIs or Shares; and/or

(3) any dividends received in respect of CDIs or Shares allocated under the Plan.

The Board may specify in an Award Agreement additional circumstances in which a Grantee’s entitlement to Awards may be reduced or extinguished.

III.14 Section 409A

III.14.1All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern.

III.14.2Without limiting the generality of Section 3.14.1, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:

(a) any payment due upon a Grantee’s termination of Employment shall be paid only upon such Grantee’s separation from service from the Group within the meaning of Section 409A;

(b) any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;

(c) any payment to be made with respect to such Award in connection with the Grantee’s separation from service from the Group within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(b) of the Code) shall be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

(d) to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Group may deliver in lieu of CDIs or Shares in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the CDIs or Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(e) with respect to any required Consent described in Section 3.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;

(f) if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment;

(g) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award; and

(h) for purposes of determining whether the Grantee has experienced a separation from service from the Group within the meaning of Section 409A, “subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

III.15 Governing Law

THE PLAN AND ALL AWARDS MADE AND ACTIONS TAKEN THEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

III.16 Severability; Entire Agreement

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

III.17 Waiver of Claims

Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Group and any Grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

III.18 No Liability With Respect to Tax Qualification or Adverse Tax Treatment

Notwithstanding anything to the contrary contained herein, in no event shall the Group be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.

III.19 No Third-party Beneficiaries

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Group and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

III.20 Successors and Assigns of the Company

The terms of the Plan will be binding upon and inure to the benefit of the Company and any successor entity contemplated by Section 3.6.

III.21 Waiver of Jury Trial

EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

III.22 Death of Grantee

If permitted by the Committee, a Grantee may name a beneficiary or beneficiaries to whom any unpaid vested Award shall be paid in event of the Grantee’s death. Each such designation shall revoke all prior designations by the same Grantee and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate and, subject to the terms of this Plan, any unexercised vested Award may be exercised by the Committee or executor of the Grantee’s estate.

III.23 Unfunded Plan.

The Plan shall be unfunded, and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Company or any Subsidiary and any Grantee or other person. Neither a Grantee nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds, or property of the Company or any Subsidiary, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its discretion, may set aside in anticipation of a liability under the Plan. A Grantee shall have only a contractual right to the Shares, CDIs, cash, or other amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any amounts to any person.

III.24 Directors

If the Grantee is a Director, stock-based awards (other than restricted shares or CDIs) that entitle the Grantee to receive Shares or CDIs on vesting (and if applicable, exercise) must be satisfied by Shares or CDIs that have been purchased on market, unless:

(a) stockholder approval is not required under the ASX Listing Rules; or

(b) stockholder approval has been obtained to the extent required under the ASX Listing Rules.

III.25 Participation in new issues

Equity-based or equity-related Awards (other than restricted shares and restricted CDIs) carry no entitlement to participate in new issues of Shares or CDIs by the Group prior to the vesting and exercise (if applicable) of the Award.

III.26 Approval of Holders of Common Stock. If required by applicable laws, continuance of the Plan shall be subject to approval by the holders of Common Stock of the Company within 12 months before or after the date the Plan is adopted or, to the extent required by applicable laws, any date the Plan is amended. Such approval shall be obtained in the manner and to the degree required under applicable laws.

III.27 Date of Adoption

The Plan was adopted on June 24, 2019 by the Board (the “Effective Date”) as amended by the Stockholder at the annual general meeting on June 1, 2020.

ADDENDUM A

Sezzle Equity Incentive Plan

(California Grantees)

Prior to the date, if ever, on which the Common Stock becomes a listed security and/or the Company is subject to the reporting requirements of the Exchange Act, the terms set forth herein shall apply to Awards issued to California Grantees. All capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Plan.

1. The following rules shall apply to any option in the event of termination of the Grantee’s Employment:

(a) If such termination was for reasons other than death, “Permanent Disability” (as defined below), or Cause, the Grantee shall have at least 30 days after the date of such termination to exercise his or her option to the extent the Grantee is entitled to exercise on his or her termination date, provided that in no event shall the option be exercisable after the expiration of the term as set forth in the Award Agreement.

(b) If such termination was due to death or Permanent Disability, the Grantee shall have at least 6 months after the date of such termination to exercise his or her option to the extent the Grantee is entitled to exercise on his or her termination date, provided that in no event shall the option be exercisable after the expiration of the term as set forth in the Award Agreement.

“Permanent Disability” for purposes of this Addendum shall mean the inability of the Grantee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Grantee’s position with the Company or any Parent or Subsidiary because of the sickness or injury of the Grantee.

2. Notwithstanding anything to the contrary in Section 1.6 of the Plan, the Committee shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporations Code.

3. Notwithstanding anything stated herein to the contrary, no option shall be exercisable on or after the 10th anniversary of the Date of Grant and any Award Agreement shall terminate on or before the 10th anniversary of the Date of Grant.

4. The Company shall furnish summary financial information (audited or unaudited) of the Company’s financial condition and results of operations, consistent with the requirements of applicable laws, at least annually to each California Grantee during the period such Grantee has one or more Awards outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such Grantee owns such Shares; provided, however, the Company shall not be required to provide such information if (i) the issuance is limited to key persons whose duties in connection with the Company assure their access to equivalent information or (ii) the Plan or any agreement complies with all conditions of Rule 701 of the Securities Act of 1933, as amended; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.